Date:  July 22, 2011

IMPORTANT NOTICE REGARDING YOUR RIGHTS UNDER AND CHANGES TO THE
SAVINGS PLAN FOR EMPLOYEES OF MEASUREMENT SPECIALTIES, INC.

On September 1, 2011, Measurement Specialties, Inc. is changing our 401(k) savings plan service provider to J.P. Morgan Retirement Plan Services (“JPMorgan”) from Fidelity Investments.  J.P. Morgan and its affiliates bring a history of leadership in the global financial services and investment management.

As a result of this change, a brief “quiet” period, also referred to as “blackout” period, is required to ensure the accurate transfer of records from our current provider to J.P. Morgan.  During the quiet period, your existing account will remain invested and payroll contributions will continue.  However, during the quiet period, you will be unable to direct or diversify investments in your individual account, obtain a loan from the plan, or obtain a distribution from the plan, as more specifically described below, until the transition is complete.  Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

The quiet period is scheduled to begin August 25th at 4 pm Hampton, Virginia time and will end the week of September 19th.  You can determine whether the blackout period has ended by going online to www.jpmorgan.viewmyretirement.com or by phone at 1-800-854-0647.  During this time, as more specifically described below, you will be unable to direct or diversify the assets held in your 401(k) savings plan account.  For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the quiet period.  For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.

You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds.  Stocks that have wide price swings might have a large loss during the quiet period, and you would not be able to direct the sale of such stocks from your account during the quiet period.

Below is a list of important dates for your reference:

August 25, 2011 (up to market close, 4:00 pm ET)

Last day to:
•	Request withdrawals and distributions
•
All request for withdrawals, distributions and loans MUST be faxed to Cheryl Barnard at +1 757 766 4250 by 4 pm ET on August 25, 2011, as well as call Cheryl Barnard to confirm the fax was received.  In order to meet this timing, please request Fidelity to fax you the form, rather than the normal mailing.  Any requests for loans, withdrawals and distributions received by Cheryl Barnard after 4 pm ET will not be processed until after the back-out period.

August 31, 2011 (up to market close, 4:00 pm ET)
Last day to:
•	Make deferral changes

•	Transfer between funds

You will not be able to make transactions until the transition to J.P. Morgan is complete.  If you would like to transfer your existing balances and/or make a future investment election change in your account prior to the transition period, you must contact Fidelity Investments at www.netbenefits.com or call the Retirement Benefits Line at 1-800-294-4015 before August 31, 2011 at 4 p.m. (ET).

The week of September 19, 2011
The quiet period is expected to end during this week and after the quiet period ends, you will have full access to your plan.  After the quiet period ends, you may access your account using [your social security number] and [month and date you were born (mmdd)] as your Personal Identification Number (PIN).  Log onto the Internet at www.jpmorgan.viewmyretirement.com or by phone at 1-800-854-0647.  You will have access to your account 24-hours a day**, 7 days a week through the Retirement Resource Center and website.  Customer service representatives can be reached between 8 a.m. and 8 p.m. (ET).

The Savings Plan for Employees of Measurement Specialties, Inc. is part of our commitment to providing you with a competitive benefits package with a top quality retirement plan.  To help ensure your future financial security, we hope you will take full advantage of the plan.

If you have questions regarding your account balance prior to August 31, 2011 4 pm Hampton, Virginia time, you may contact Fidelity Investments at www.netbenefits.com, the Retirement Benefits line at 1-800-294-4015 or by mail at 100 Crosby Parkway, Mailzone KC1F-E, Covington, KY 41015. You may request general information about the quiet period, or direct any questions about your account after the quiet period ends, to J.P. Morgan, c/o The Hartford, P.O. Box 55274, Boston, MA  02205-5274 or by calling 1-800-854-0647.

Fund Mapping Chart

The investments in your existing account will be mapped into the new funds listed in the fund mapping chart below.  If you wish for your current funds to be mapped into different funds, you will need to change how your current funds are invested by contacting Fidelity Investments by August 31, 2011 at 4:00 p.m. ET.  Mapping refers to the process by which assets in one investment fund are transferred to an alternative fund with similar investment strategy.

If you have money in . . .	Your assets will be transferred to:

Measurement Specialties Common Stock	Measurement Specialties Common Stock
Fidelity Adv Prime Daily	JPMorgan Stable Asset Income Fund – Serv***
Fidelity Adv Government Income A	Sentinel Government Securities A
PIMCO Total Return R	JPMorgan Core Bond A
Fidelity Adv Strategic Income A	JHancock Strategic Income A
Mainstay High Yield Corporate Bd A	Franklin High Income A
Columbia Dividend Income A	Blackrock Equity Dividend Inv A
JPMorgan Equity Index A	JPMorgan Equity Index A
Fidelity Adv New Insights A	JPMorgan Large Cap Growth A
Perkins Mid Cap Value S	Victory Established Value A
Federated Kauffman A	Nuveen Mid Cap Growth Opp A
Fidelity Mid Cap II A	Nuveen Mid Cap Growth Opp A
Fidelity Adv Small Cap Value A	Invesco Van Kampen Small Cap Value A
RS Partners A	Columbia Small Cap Index A
Fidelity Adv Small Cap Growth A	Lord Abbett Developing Growth A
Wells Fargo Advantage Intl Equity A	American Funds EuroPacific R3
Fidelity Adv Freedom Income A	JPMorgan SmartRetirement Income A
Fidelity Adv Freedom 2005 A	JPMorgan SmartRetirement Income A
Fidelity Adv Freedom 2010 A	JPMorgan SmartRetirement Income A
Fidelity Adv Freedom 2015 A	JPMorgan SmartRetirement 2015 A
Fidelity Adv Freedom 2020 A	JPMorgan SmartRetirement 2020 A
Fidelity Adv Freedom 2025 A	JPMorgan SmartRetirement 2025 A

** System response and access times may vary due to system performance and other factors.
*** The commingled Pension Trust Fund (Stable Asset Income) of JPMorgan Chase Bank, N.A.

Fidelity Adv Freedom 2030 A	JPMorgan SmartRetirement 2030 A
Fidelity Adv Freedom 2035 A	JPMorgan SmartRetirement 2035 A
Fidelity Adv Freedom 2040 A	JPMorgan SmartRetirement 2040 A
Fidelity Adv Freedom 2045 A	JPMorgan SmartRetirement 2045 A
Fidelity Adv Freedom 2050 A	JPMorgan SmartRetirement 2050 A
Dreyfus Technology Growth A	JPMorgan Large Cap Growth A
Fidelity Adv Asset Mgr 20% A	JPMorgan SmartRetirement Income A
Fidelity Adv Healthcare A	Nuveen Mid Cap Growth Opp A

In addition to the options listed above, the Columbia Mid Cap Index Fund A will be available after the transition

Disclosures

For more complete information about any of the mutual funds available within the retirement plan, please call 800-854-0647. Investors should carefully consider the investment objectives, risks, charges and expenses of the funds. Please carefully read the prospectus, which contains this and other important information, before you invest or send money.

Securities products and services offered by registered representatives of J.P. Morgan Institutional Investments Inc. Member FINRA/SIPC.  J.P. Morgan Retirement Plan Services LLC, JPMorgan Chase Bank, N.A. and J.P. Morgan Institutional Investments Inc. are affiliates of JPMorgan Chase & Co.

Small- and mid-capitalization funds typically carry more risk than stock funds investing in well-established “blue-chip” companies because smaller companies generally have a higher risk of failure.  Historically, smaller companies’ stock has experienced a greater degree of market volatility than the average stock.

International investing involves a greater degree of risk and increased volatility.  Changes in currency exchange rates and differences in accounting and taxation policies outside the U.S. can raise or lower returns.  Also, some overseas markets may not be as politically and economically stable as the U.S. or other nations.

Bond funds have the same interest rate, inflation, and credit risks that are associated with the underlying bonds owned by the fund.  Interest rate risk means that as interest rates rise, the prices of bonds will generally fall, and vice versa.  Inflation risk is the risk that the rate of return on an investment may not outpace the rate of inflation.  Credit risk is the risk that issuers and counterparties will not make payments on securities and investments held by the Fund.

Certain underlying Funds of the JPMorgan SmartRetirement Funds may have unique risks associated with investments in foreign/emerging market securities, and/or fixed income instruments. International investing involves increased risk and volatility due to currency exchange rate changes, political, social or economic instability, and accounting or other financial standards differences. Fixed income securities generally decline in price when interest rates rise. Real estate funds may be subject to a higher degree of market risk because of concentration in a specific industry, sector or geographical sector, including but not limited to, declines in the value of real estate, risk related to general and economic conditions, changes in the value of the underlying property owned by the trust and defaults by the borrower. The fund may invest in futures contracts and other derivatives. This may make the Fund more volatile. The gross expense ratio of the fund includes the estimated fees and expenses of the underlying funds. A fund of funds is normally best suited for long-term investors.

The Commingled Pension Trust Fund (Stable Asset Income) of JPMorgan Chase Bank N.A. is a collective trust fund established and maintained by JPMorgan Chase Bank N.A. under a declaration of trust. The fund is not required to file a prospectus or registration statement with the SEC, and accordingly, neither is available.  The fund is available only to certain qualified retirement plans and governmental plans and is not offered to the general public.   Units of the fund are not bank deposits and are not insured or guaranteed by any bank, government entity, the FDIC or any other type of deposit insurance.  You should carefully consider the investment objectives, risk, charges, and expenses of the fund before investing.

The JPMCB Stable Asset Income fund is not federally guaranteed and may lose value.   Stable Value (Asset) funds have interest rate, inflation, and credit risks that are associated with the underlying assets owned by the Fund.   The strength of the “wrap contract” is dependent on the financial strength of the financial institutions issuing the contracts.

Certain recordkeeping and administrative services for plans may be provided on behalf of J.P. Morgan Retirement Plan Services LLC (JPMRPS) by Hartford Securities Distribution Company, Inc. (HSD) (member FINRA/SIPC) and Hartford Retirement Services, LLC (HRS).  Securities transactions are effected by GPC Securities, Inc. (GPC) (member FINRA/SIPC).  HRS, HSD, and GPC are independent entities and not affiliates of JPMRPS.

J.P. Morgan Retirement Plan Services LLC and its affiliates and agents may receive compensation with respect to plan investments, including, but not limited to, sub-transfer agent, recordkeeping, shareholder servicing, 12b-1 or other revenue-sharing fees.

Note:  As part of this filing with the SEC, certain information, including Morningstar reports, fund freeze letter and 404c notice, is not included but has been provided separately as part of the notice to all employees.